FUNDING AGREEMENT

         This Funding Agreement ("Agreement") is made as of November 9 , 1999, between Data Transmission Network Corporation, a Delaware corporation ("DTN"), and Ag1.Com, Inc., a Wyoming corporation ("Ag1").

                                   WITNESSETH:

         WHEREAS,  Ag1 and DTN entered into a nonbinding  letter of intent dated
September  27,  1999  (the  "Acquisition  Proposal"),   which  contemplates  the
acquisition (the "Acquisition") by DTN of a controlling equity interest in Ag1.

         WHEREAS, the Acquisition Proposal also contemplates a working capital agreement pursuant to which DTN would provide working capital funds to Ag1 upon terms mutually agreeable to DTN and Ag1.

         WHEREAS, the parties desire to enter into this Agreement for the purpose of agreeing upon the terms and conditions of funding by DTN for Ag1 during the period in which Ag1 and DTN negotiate, document and consummate the Acquisition.

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, it is agreed as follows:

         1. The Advances. Commencing on November 1, 1999, and continuing until the earlier of May 31, 2000 or the closing of the Acquisition (the "Term"), DTN will make advances to Ag1, subject to the terms and conditions contained in this Agreement. Upon receipt of an application for an advance complying with Section 4, DTN will make advances (collectively called the "Operational Advances" and individually called an "Operational Advance) to Ag1 which in the aggregate will not exceed Five Hundred Twenty Five Thousand Dollars ($525,000). Upon receipt of an application for an advance complying with Section 4, DTN will make advances (collectively called the "Construction Advances" and individually called a "Construction Advance") for capital expenditures relating to the tenant finish, trade fixtures and equipment to be included in Ag1's leased office facility (the "Project") which are in accordance with the Plans approved by DTN as provided in
Section 4(a). The Construction Advances in no event shall exceed One Million Six Hundred Thousand Dollars ($1,600,000) in the aggregate. The Operational Advances and Construction Advances sometimes will be referred to in this Agreement collectively as the "Advances" and individually as an "Advance". All Operational Advances shall be utilized solely to satisfy the working capital needs (exclusive of capital expenditures) of Ag1 in operating its business in the ordinary course consistent with past practices. All Construction Advances shall be utilized solely for payment of the costs of constructing the improvements and equipping the Project in substantial compliance with the Plans for the Project approved by DTN as provided in Section 4(a). Ag1 shall in no event divert funds for any other purpose. The Advances do not constitute revolving credit, and once an Advance has been repaid, DTN is not obligated to make the Advance again. All Advances shall be subject at all times to all maximum limits and conditions set forth in this Agreement. The Advances shall be evidenced by Ag1's promissory note (the "Note") in the form set forth as Exhibit "A" hereto, with appropriate insertions. All Advances made by DTN to Ag1 pursuant to this Agreement and all payments of principal shall be evidenced by DTN on the schedule attached to the Note, which schedule shall be rebuttable presumptive evidence of the subject matter thereof.

         2. Interest Charges. The unpaid principal amount of the Advances shall bear interest from time to time prior to maturity at a rate per annum (the "Interest Rate) which is one-half a percentage point (.005) above the rate announced from time to time in the "Money Rates" section of The Wall Street Journal as the "prime rate" (the base rate on corporate loans at large U.S. money center commercial banks). The initial Interest Rate shall be the Interest Rate most recently announced prior to the date of this Agreement, and such Interest Rate shall be adjusted upward or downward on each date such rate changes. The unpaid principal amounts of the Advances which are not paid when due shall bear interest accruing from and including the date such amount shall have become due to the date of payment thereof in full at the rate per annum which is four percentage points above the Interest Rate in effect on such date.

         3. Payments of Principal and Interest. If the Term expires upon the closing of the Acquisition, then Ag1 and DTN agree that the principal of and interest on the Advances shall be applied to the working capital funds to be provided by DTN to Ag1 pursuant to the documentation for the Acquisition as contemplated by the Acquisition Proposal. If the Term expires without the closing of the Acquisition, then Ag1 agrees (i) to pay to DTN within ten (10) days of the expiration of the Term all unpaid interest on the Advances accrued through May 31, 2000, (ii) to repay the entire principal amount of the Advances to DTN in twenty-four (24) equal monthly payments commencing on June 30, 2000, and continuing on the last day of each calendar month thereafter, and (iii) to pay to DTN the interest on the unpaid Advances accruing after May 31, 2000, at the Interest Rate in effect from time to time as provided in Section 2, in monthly payments in arrears commencing on June 30, 2000, and continuing on the last day of each calendar month thereafter until paid in full. All payments hereunder shall first be applied to accrued and unpaid interest and the remainder shall be applied to the unpaid principal balance of the Advances. Interest after maturity shall be payable on demand. Interest on the unpaid principal amount of the Advances shall be computed on the basis of a year consisting of 360 days and paid for actual days elapsed.

         4. Disbursement of Advances. DTN's obligation to make Advances under this Agreement shall be subject to there being at the time of such Advance no condition which is or with the passage of time would be an event of default under this Agreement. DTN's obligation to make Construction Advances under this Agreement also shall be subject to the fulfillment to DTN's satisfaction of all of the following conditions:

         (a) DTN shall have approved in writing a complete set of plans and construction and purchase contracts (the "Plans") for all improvements and equipment for the Project and the construction thereof, and Ag1 shall have furnished to DTN upon request copies of all permits and requisite approvals of any governmental body necessary for the construction and use of the Project.

                                       2

         (b) All work for which a Construction Advance is requested (other than the application for a Construction Advance for the initial deposit to be given the general contractor of the Project or other deposits required under the Plans) shall have been done in a good and workmanlike manner and all materials, fixtures and equipment related to such Construction Advance shall have been furnished and installed, all in compliance with the Plans. Ag1 shall also have furnished to DTN such proofs as DTN may require to establish the progress of the work, compliance with applicable laws, freedom from liens, and the basis for the Construction Advance.

         (c) Ag1 shall have obtained and attached to each application for a Construction Advance, executed acknowledgments of payments of all sums due and releases of mechanic's and materalmen's liens, satisfactory to DTN, from any party having lien rights, which acknowledgments of payment and releases of liens shall cover all work, labor, equipment, materials done, supplied, performed, or furnished prior to such application for the Construction Advance.

Each application for an Advance shall be on a form approved by DTN, executed by Ag1, and supported by such evidence as DTN shall reasonably require. Each application for an Advance shall be deemed a certification of Ag1 that as of the date of such application, all representations and warranties contained in this Agreement are true and correct, and that Ag1 is in compliance with all of the provisions of this Agreement. With respect to Construction Advances, other than the application for a Construction Advance for the initial deposit to be given the general contractor of the Project or other deposits required under the Plans, Ag1 shall apply only for disbursement with respect to work actually done and for materials and equipment actually incorporated into the Project. At the sole option of DTN, Construction Advances may be paid in the joint names of Ag1 and the general contractor, subcontractor(s) or supplier(s) in payment of sums due in connection with the Project.

         5. Security. All Advances shall be secured by a first lien security interest on all of the collateral granted to DTN by Ag1 under that Security Agreement executed concurrently herewith (the "Security Agreement") and by the Assignment of Lease to be executed by Ag1 and its landlord within thirty days after the date of this Agreement in a form approved by DTN (the "Assignment of Lease"). Ag1 shall comply with all the terms and conditions of the Security Agreement, the Assignment of Lease, and any other instruments and documents now or hereafter delivered in connection herewith or therewith.

         6. Default. Each of the following shall constitute an event of default under this Agreement:


         (a) if any representation or warranty made by Ag1 proves to be untrue in any material respect;

                                       3

         (b) Ag1's default in the due observance or performance of any of the terms, conditions or agreements herein or under the terms, conditions or agreements contained in the Note, Security Agreement or Assignment of Lease;

         (c) the financial condition of Ag1 or the security for the Advances is materially affected in any adverse manner;

         (d) the filing by or against Ag1 of any petition in bankruptcy or insolvency or for reorganization, or for appointment of a receiver, liquidator, or trustee, or the making of an assignment for the benefit of creditors or the filing of a petition for an arrangement;

         (e) a change deemed by DTN to be material or substantial occurs in the assets or net worth or credit standing of Ag1;

         (f)   any judgment is rendered against Ag1 which in the sole discretion
               of  DTN  constitutes  a  material   impairment  of  Ag1's  credit
               standing; or

         (g) a default by Ag1 occurs under the Security Agreement, the Assignment of Lease or any other instrument securing the Note and Ag1 has not cured such default within the applicable cure period set forth in the Security Agreement, the Assignment of Lease or such other instrument, if any.

          7. Remedies on Default. If any event of default occurs, DTN may, but shall not be required to, disburse or cause to be disbursed part or all of the Advances to observe or perform all or portions of Ag1's obligations hereunder or under the Security Agreement or the Assignment of Lease. If any event of default occurs, DTN, at its option, may declare all outstanding indebtedness under the Note, together with all accrued but unpaid interest thereon, immediately due and payable without presentation, demand, protest, or further notice of any kind, and DTN may then proceed to enforce each and every remedy provided for herein or in the Security Agreement or the Assignment of Lease either at law or in equity for the collection of the indebtedness. All rights and remedies herein expressed are cumulative and not exclusive of any right or remedy DTN may have either at law or in equity and are in addition to those rights set forth in the Security Agreement and the Assignment of Lease.

         8. Ag1's Representations, Warranties and Covenants. To induce DTN to make the Advances provided for herein, Ag1 represents and warrants (as of the date of this Agreement and as of the date of each Advance), covenants and agrees :

         (a) That Ag1 has all requisite power and authority to enter into this Agreement and all documents relative hereto to which it is a party and to perform its duties hereunder, and has taken all actions necessary and proper in order to exercise such power and authority; that this Agreement and the Funding Documents (as hereinafter defined) have been duly authorized, executed and delivered and constitute valid and legally binding obligations of Ag1 and are enforceable according to their terms; that Ag1 is not

                                       4
               in breach of or in default of any regulation, order, injunction, rule or decree of any governmental authority or court or of any agreement or instrument to which it is a party and that the execution hereof will not cause any such breach or default; and
               that no proceeding at law or in equity or before any administrative body is pending or threatened which would prevent Ag1 from entering into or carrying out its duties under this Agreement or any of the other Funding Documents.

         (b) To keep or cause to be kept in full force and effect all insurance required by the Security Agreement and the Assignment of Lease.

         (c) To fully observe and perform all of the terms, covenants, and conditions of this Agreement, the Note, the Security Agreement, the Assignment of Lease and such other documents as are executed between the parties as of the date hereof, which documents are referred to collectively herein as the "Funding Documents".

         (d) To promptly pay and discharge or cause to be paid and discharged all lawful applicable taxes and assessments, if any, whether they are imposed upon Ag1's personal property and improvements or upon Ag1; to pay promptly for all labor, services and materials and to prevent the filing of liens or claims therefor against the property of Ag1.

         (e) To use the Advances hereunder solely for the purposes set forth in paragraph 1 hereof.

         (f) To permit DTN and DTN's agents at all reasonable times to inspect the books and records and the physical assets of the business of Ag1.

         (g) Not to assign this Agreement nor any interest in disbursements or Advances to be made hereunder. Not to transfer, convey or encumber the property which is security for the Advances, except sale of the inventory in the ordinary course of business.

         (h) To execute, deliver and record where appropriate all Funding Documents.


         9. No Solicitation of Transactions. The stockholders of Ag1 executing this Agreement for the purpose of making the covenants set forth is this paragraph (the "Stockholders") and Ag1 agree that during the Term none of them shall, and that they shall cause their subsidiaries and representatives not to, directly or indirectly, initiate, solicit or encourage any inquiries or the making of any proposal or offer with respect to a sale, transfer, exchange, merger, reorganization, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Ag1, or any purchase or sale of all or any significant portion of the assets of Ag1 and its subsidiaries, taken as a whole, or fifteen percent (15%) of more of the equity securities of Ag1 (any such proposal or offer being hereinafter referred to as a

                                       5

"Competing Transaction"). The Stockholders and Ag1 further agree that neither of them shall, and that they shall cause their subsidiaries and representatives not to, directly or indirectly, have any discussion with or provide any confidential information or data relating to Ag1 or any of it subsidiaries to any person or entity relating to a Competing Transaction or engage in any negotiations concerning a Competing Transaction, or otherwise facilitate any effort or attempt to make or implement a Competing Transaction or accept a Competing Transaction. The Stockholders and Ag1 agree that they will take the necessary steps to promptly inform each of their subsidiaries and representatives of the obligations undertaken in this paragraph. Effective as of the date hereof, the Stockholders and Ag1 shall terminate and cause their subsidiaries and representatives to terminate any existing activities, discussions or negotiations with any third parties that may be ongoing with respect to any Competing Transaction and shall request that all confidential information previously furnished to any such third parties be returned promptly. The Stockholders represent and warrant to DTN that together they are the owners of more than ninety percent (90%) of the equity securities of Ag1.

         10. Conduct of Business of Ag1. During the Term, Ag1 shall (i) conduct its business and operations according to its ordinary course of business consistent with past practice, except as otherwise provided in this Agreement and (ii) use its reasonable best efforts to preserve intact its business organization and its relationship with licensors, suppliers, distributors, employees, customers and others having business relationships with them, except as may otherwise be agreed by Ag1 and DTN. Without limiting the generality of the foregoing, during the Term, without the prior written consent of DTN (which consent will not be unreasonably withheld so long as the act to be consented to is within the ordinary course of business of Ag1), Ag1 shall not:

         (a) change or amend its Articles of Incorporation or By-laws (or similar governing documents);

         (b) create, incur or assume any debt, liability or obligation, direct or indirect, whether accrued, absolute, contingent or otherwise, other than obligations incurred in the ordinary course of business consistent with past practice, or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, or make any loans or advances to any person, except in the ordinary course of business consistent with past practice;

         (c) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of Ag1, or redeem or otherwise acquire any of the capital stock of Ag1 or split, combine or otherwise similarly change the capital stock of Ag1 or authorize the creation or issuance of or issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from it, any shares of its capital stock, or agree to take any such action;

         (d) change in any manner the rate or terms of compensation or bonus payable or to become payable to any director, officer or employee or change in any manner the rate or terms of any insurance,

                                       6
               pension, severance, or other employee benefit plan, payment or arrangement made to, for or with any employees;

         (e)   enter  into  any   agreement  or   commitment   for  any  capital
               expenditure in excess of $50,000, individually or in the aggregate, or enter into any agreement or commitment for any borrowing or capital financing;

         (f) sell, lease, transfer or dispose of any of its properties or assets, waive or release any rights of material value, or cancel, compromise, release or assign any indebtedness owed to it or any claims held by it in each case other than in the ordinary course of business consistent with past practice;

         (g) make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any material property or assets of any other individual, firm, corporation or entity; or

         (h) enter into an agreement to do any of the things described in clauses (a) through (g) above.

         11. Definitive Purchase Agreement. DTN, Ag1 and the Stockholders agree to negotiate in good faith to complete and execute a definitive purchase and sale agreement consistent with the terms of the Acquisition Proposal (the "Purchase Agreement") on or before December 31, 1999. The Purchase Agreement shall contain customary representations, warranties and indemnifications by Ag1 and the Stockholders as are appropriate to the Acquisition. The Purchase Agreement shall also contain customary conditions precedent to the obligations of the parties to consummate the Purchase Agreement, including, but not limited to, the due diligence, lien searches, litigation and proceedings, environmental matters, taxes and other liabilities of Ag1 being satisfactory to DTN and receipt of all approvals and consents of all necessary regulatory authorities. In addition to such customary conditions precedent, the obligations of DTN to consummate the Acquisition shall be conditioned upon the approvals (the "Approvals") of the Purchase Agreement and the Acuqisition by DTN's Board of Directors and the lenders under DTN's credit facilities. If the Purchase Agreement is executed, but the closing of the Purchase Agreement does not occur on or before May 31, 2000, due to the breach of the Purchase Agreement by DTN or due to the failure of DTN to obtain the Approvals (but not due to failure to satisfy the customary conditions precedent referred to above or the failure of the parties to the Purchase Agreement other than DTN), then (i) one-half of the aggregate amount of Operational Advances outstanding on May 31, 2000 shall be deemed forfeited by DTN and (ii) DTN and its subsidiaries will not engage in the business of selling agricultural inputs (such as seed, fertilizer, and chemicals), crop insurance or agricultural financing in competition with the business of Ag1 during the one year period commencing June 1, 2000 and ending May 31, 2001; provided, however, such non-compete provision shall not preclude DTN or its subsidiaries from furnishing agricultural information in a manner similar to its existing business.

                                       7

         12. Miscellaneous.


         (a)   Time is of the essence of this Agreement.

         (b) No delay on the part of either party in exercising any rights or remedies of such party under this Agreement shall operate as a waiver nor shall any partial exercise or any partial waiver of any such right, remedy or privilege preclude any subsequent exercise of such right, remedy, or privilege hereunder or otherwise.

         (c) This Agreement shall bind and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and, subject to the provisions hereof, assigns, and shall remain in full force and effect so long as any obligation of Ag1 under this Agreement or under any of the Funding Documents remains unfulfilled.

         (d) This Agreement shall be governed in all respects by the laws of the State of Nebraska without regard to choice of laws or conflict of laws provisions thereof.

         (e) This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

                            [SIGNATURE PAGE FOLLOWS]

                                       8

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                     DATA TRANSMISSION NETWORK
                                     CORPORATION, a Delaware corporation



                                     By:/s/ Greg T. Sloma
                                        -----------------------------
                                        Greg T. Sloma
                                     Title: President and COO


                                     AG1.COM, INC., a Wyoming corporation



                                     By:/s/ William T. Rose
                                        -----------------------------
                                        William T. Rose
                                     Title:CEO



         The following persons or entities execute this Agreement for the sole purpose of making the representations, warranties and covenants set forth in Paragraphs 9 and 11 thereof.
                                        /s/ William T. Rose
                                        ------------------------------
                                        William T. Rose


                                        /s/Gerald B. Murphy
                                        ------------------------------
                                        Gerald B. Murphy


                                        /s/James Lewis
                                        ------------------------------
                                        James Lewis

                                       9

                                                                    Exhibit "A"

                                 PROMISSORY NOTE

$2,125,000                                                Date:November 8, 1999


         1. Ag1's Promise to Pay Principal and Interest. For value received, the undersigned maker ("Ag1") promises to pay to Data Transmission Network Corporation ("Holder"), a Delaware corporation, at its corporate office at 9110 West Dodge Road, Suite 200, Omaha, Nebraska, or at such other place as the Holder of this Note may from time to time designate, the principal sum of Two Million One Hundred Twenty-Five Thousand Dollars ($2,125,000), or such lesser amount as may be the aggregate unpaid principal amount of the Advances, as such term is defined in the Funding Agreement referred to below, advanced to Ag1 pursuant to such Funding Agreement. Ag1 promises to pay interest on the unpaid principal amount of the Advances from time to time outstanding from the date of their advance until payment in full at the rates per annum which shall be determined in accordance with the provisions of the Funding Agreement. Ag1 promises to pay the principal amount of the Advances from time to time outstanding and any interest thereon in accordance with the provisions of the Funding Agreement. Such payments of principal and interest shall be payable on each date and in such manner as provided for in the Funding Agreement; provided, however, that any payment which is not paid when due shall be payable on demand. If not sooner paid, the principal balance, together with all interest and other sums due under this Note, shall be paid in full on or before May 31, 2002.

         2. Funding Agreement. This instrument is the Note referred to in, and is subject to the terms and provisions of, the Funding Agreement of even date herewith (as the same may be amended, modified or supplemented from time to time, herein called the "Funding Agreement") between Ag1.Com, Inc. and Data Transmission Network Corporation, to which Funding Agreement reference is hereby made for a statement of such terms and provisions.

         3. Grid Schedule. All advances made by the Holder under this Note, and all payments made by Ag1 on account of the unpaid principal amount hereof, shall be recorded on the schedule attached to this Note, and Ag1 agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the amount shown as owing on this Note on the schedule attached hereto shall be deemed prima facie correct.

         4. Default by Ag1. Should default be made in the payment of any installment of principal or interest when due, or if an event of default has occurred as provided in the Funding Agreement, the whole sum of principal and interest shall become immediately due at the option of the Holder and regardless of any prior forbearance. Interest shall accrue following any default hereunder at the default rate provided for in the Funding Agreement.

         5. Prepayment Privilege. The principal amount due on this Note may be prepaid in whole or in part at any time. All payments shall first be applied to interest and then to principal.

                                       10

         6. Governing Law. This Note shall be construed under and governed by the substantive laws of the State of Nebraska, but not the choice of law rules thereof.

         7. Obligations of Persons Under this Note. In this Note, the singular shall include the plural and this Note shall be the joint and several obligation of each Maker.

         8. Assumability of this Note. This Note may not be assumed or assigned by Ag1 without the express written consent of the Holder hereof, which consent may be withheld in Holder's sole and absolute discretion.

         9. Maximum Interest. In no event whatsoever shall the amount paid, or agreed to be paid, to the Holder for the use, forbearance, or retention of the money to be loaned hereunder ("Interest") exceed the maximum amount permissible under applicable law. If the performance or fulfillment of any provision hereof shall result in Interest exceeding the limit for interest prescribed by law, then the amount of such Interest shall be reduced to the maximum rate which may lawfully be charged or collected by the Holder. If, from any circumstances whatsoever, the Holder should receive as Interest an amount which would exceed the highest lawful rate, the amount which would be excessive Interest shall be applied to the reduction of the principal balance owing hereunder (or, at the option of the Holder, be paid over to Ag1) and not to the payment of Interest.

         10. Costs of Collection. Ag1 promises to pay: (a) all costs and expenses of collection, including without limitation, attorneys' fees, in the event this Note or any portion of this Note is placed in the hands of attorneys for collection and such collection is effected without suit; (b) attorneys' fees, as determined by the judge of the court, and all other costs, expenses, and fees incurred by the Holder in the event suit is instituted to collect this Note or any portion of this Note; (c) all costs and expenses incurred by or on behalf of the Holder in connection with collecting or otherwise enforcing any right of the Holder under this Note or any other instrument given as security for this Note; and (d) all costs and expenses, including, without limitation, attorneys' fees, incurred by the Holder in connection with any bankruptcy, insolvency, or reorganization proceeding or receivership in which Ag1 is involved, including, without limitation, attorneys' fees incurred in making any appearances in any such proceeding or in seeking relief from any stay or injunction issued in or arising out of any such proceeding.

         11. Certain Waivers. Ag1 waives diligence, grace, demand, presentment for payment, exhibition of this Note, protest, notice of protest, notice of dishonor, notice of demand, notice of nonpayment, and any and all exemption rights against the indebtedness evidenced by this Note, and agrees to any and all extensions or renewals from time to time without notice and to any partial payments of this Note made before or after maturity and that no such extension, renewal, or partial payment shall release Ag1 from the obligation of payment of this Note or any installment of this Note.

                                       11

         EXECUTED as of November 8, 1999.

                                              AG1.COM, INC., a Wyoming
                                              corporation

                                              By:/s/ William T. Rose
                                                 --------------------------
                                                 William T. Rose
                                              Title:CEO
                                       12
                                     -135-